Exhibit 3.3

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC

ARTICLES OF ORGANIZATION

THESE ARTICLES OF ORGANIZATION (hereinafter referred to as these “Articles”) are made this 22nd day of September, 2016, by the undersigned authorized person.

EXPLANATORY STATEMENT

The undersigned, being authorized to execute and file these Articles for purposes of converting Starwood Hotels & Resorts Worldwide, Inc. (the “Former Corporation”) into Starwood Hotels & Resorts Worldwide, LLC (the “Company”), hereby certifies that:

FIRST: The name of the Former Corporation is Starwood Hotels & Resorts Worldwide, Inc.

SECOND: The Former Corporation was formed by the filing of articles of incorporation with the State Department of Assessments and Taxation of Maryland on March 27, 1980.

THIRD: The name of the Company is:

Starwood Hotels & Resorts Worldwide, LLC

FOURTH: The address of the principal office of the Company is 10400 Fernwood Road, Department 955.23, Bethesda, Maryland 20817. The name and address of the resident agent of the Company are Corporate Creations Network, Inc., 2 Wisconsin Circle #700 - Chevy Chase, MD 20815 United States.

FIFTH: The relations of the members and the affairs of the Company shall be governed by the Maryland Limited Liability Company Act (the “Act”) as well as a written operating agreement which may be amended from time to time as set forth therein.

SIXTH: As permitted in Section 4A-401(a)(3) of the Act, the authority of members to act for the Company solely by virtue of their being members is limited and is as set forth in the operating agreement of the Company.

SEVENTH: These Articles of Organization shall be effective at 12:01 a.m. New York City time on September 23, 2016.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this 22nd day of September, 2016.

/s/ Jason Cohen
Jason Cohen, Authorized Person

RESIDENT AGENT CONSENT

I hereby consent to my designation in this document as resident agent for the Company.

Corporate Creations Network, Inc.,
Resident Agent

By:

/s/ Jessica Morales
Name:	Jessica Morales
Title:	Special Secretary